UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                    FORM 8-K

                                  CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               MARCH 21, 2000
             Date of report (Date of earliest event reported)

                             NTECH CORPORATION
          (Exact name of registrant as specified in its charter)

DELAWARE                          0001049135                91-1844453
(State or other jurisdiction      (Commission File Number)  (I.R.S. Employer
of incorporation or                                         Identification
organization)                                               Number)


                                1015 Gayley Ave.
                                   Suite 387
                         Los Angeles, California  90024


Item 5.     OTHER EVENTS

       On March 21, 2000, the Board of Directors and the required number of shareholders of NTECH Corporation duly authorized that the previously issued common stock of the Corporation (the "Old Common Stock") be automatically converted into Common Stock at the rate of one (1) share of Common Stock for each ten (10) shares of Old Common Stock (the "Conversion Rate"). This Reverse Split of the Corporation's Old Common Stock shall become effective at 11:59 p.m. on April 3, 2000 (the "Conversion Date"). From and after the Conversion Date, each outstanding certificate that prior to the Conversion Date represented Old Common Stock shall be deemed for all corporate purposes to evidence the ownership of the whole number of duly issued and outstanding shares of Common Stock into which the shares of Old Common Stock which, prior to the Conversion Date, were represented thereby, have been so converted, and upon surrender of such certificate to the Corporation the holder shall be entitled to receive in exchange therefor a certificate or certificates representing the whole number of shares of Common Stock into which the shares of Old Common Stock theretofore represented by such certificate shall have been converted.

       On March 23, 2000, the Board of Directors of NTECH Corporation and the required number of shareholders duly authorized and amended the Certificate of Incorporation changing the name of the Corporation to Molecular Robotics, Incorporated.

       Copies of the Certificate of Amendments are filed herewith as Exhibits
3.1 and 3.2.


Item 7.     EXHIBITS

     3.1 Certificate of Amendment to the Certificate of Incorporation for NTECH, Incorporated

     3.2    Certificate of Amendment of Certificate of Incorporation

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     March 29, 2000          NTECH Corporation

                                  /s/ SUSAN M. BRANA
                                  Name: Susan M. Brana
                                  Title: Chairman of the Board